                                                                 Exhibit 10.23.1

THIS LEASE IS A NEW TENANCY FOR THE PURPOSES OF THE LANDLORD AND TENANT (COVENANTS) ACT 1995

                                DATED 2 JULY 2002

                       EALING BROADWAY (NO. 1) LIMITED AND
                         EALING BROADWAY (NO. 2) LIMITED

                                       AND

                         CRYSTAL DECISIONS (UK) LIMITED

          ____________________________________________________________

                                      DEED

                                   RELATING TO

                                PREMISES KNOWN AS
                THE BROADWALK, EALING BROADWAY CENTRE, LONDON W5

          ____________________________________________________________

                                NABARRO NATHANSON
                                   LACON HOUSE
                                 THEOBALD'S ROAD
                                 LONDON WCLX 8RW
                               TEL: 020 7524 6000

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                                    CONTENTS

CLAUSE   SUBJECT MATTER                                                     PAGE
                                                                            ----
1.       DEFINITIONS..................................................         1

2.       INTERPRETATION...............................................         4

3.       DEMISE, TERM AND RENT........................................         5

4.       TENANT'S COVENANTS...........................................         6

                  To pay rents........................................         6
                  To pay outgoings....................................         6
                  Service Charge......................................         6
                  Comply with Acts....................................         6
                  Repair..............................................         6
                  Decoration..........................................         7
                  To permit the Landlord to repair in default.........         7
                  Alterations.........................................         7
                  Signs and advertisements............................         8
                  Overloading.........................................         8
                  User................................................         8
                  Restrictions on User................................         8
                  Alienation..........................................         9
                  Registration........................................        10
                  To permit viewing...................................        11
                  To inform the Landlord of notices...................        11
                  Reimburse fees incurred by Landlord.................        11
                  The Planning Acts...................................        11
                  Encroachment and easements..........................        12
                  Indemnity...........................................        12
                  To pay charges......................................        12
                  Interest on overdue payments........................        12
                  VAT.................................................        12
                  Management..........................................        13
                  Superior interests..................................        13

5.       LANDLORD'S COVENANTS.........................................        13

                  Quiet enjoyment.....................................        13
                  To insure...........................................        13
                  To provide services.................................        14

6.       AGREEMENTS...................................................        14

                  Re-entry............................................        14
                  Cesser of rent......................................        15

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
                  No easements........................................        15
                  Service of notices..................................        15
                  Contracts (Rights of Third Parties) Act 1999........        15

7.       JURISDICTION.................................................        15

THE FIRST SCHEDULE PART I Description of Demised Premises.............        17
         PART II Easements and Rights Granted.........................        18
         PART III Easements and Rights Reserved.......................        19
THE SECOND SCHEDULE Services and Service Charges......................        21
         PART I Administrative Provisions.............................        21
         PART II Landlord's Obligations...............................        21
         PART III Services............................................        22

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

                                   PARTICULARS

LANDLORD:                       EALING BROADWAY (NO. 1) LIMITED and
                                EALING BROADWAY (NO. 2) LIMITED

Registered Office:              5 Strand, London WC2N 5AF

Company Number:                 4166127 and 4166108

TENANT:                         CRYSTAL DECISIONS (UK) LIMITED

Registered Office:              The Broadway, 54 The Broadway, London W5 5JN

Company Number:                 02062372

DEMISED PREMISES:               The Broadway, Ealing Broadway Centre, London W5

TERM COMMENCEMENT DATE:         29 September 2001

LENGTH OF TERM:                 Five years

Expiration Date:                28 September 2006

RENT:                           Four hundred and fifty thousand pounds (L450,000) per
                                annum

RENT COMMENCEMENT DATE:         29 September 2001

SERVICE CHARGE                  1 May 2002
COMMENCEMENT DATE:

There is no agreement pursuant to which this Lease is made

THIS LEASE made the       2     day of       July           Two thousand and two

PARTIES

(1)      The Landlord named in the Particulars (the "LANDLORD"); and

(2)      The Tenant named in the Particulars (the "TENANT").

WITNESSES AS FOLLOWS:

1.       DEFINITIONS

         In this Lease, unless the context requires otherwise:

         "ACT"

                           means any Act of Parliament (including any consolidation, amendment or re-enactment of it) and any subordinate legislation, regulation, or bye-law made under it;

         "THE ADJOINING BUILDING"

                           means the Development (other than the Building);

         "THE BUILDING"

                           means the land and any buildings, erections or other facilities thereon or on parts thereof and any thing attached to such buildings (eg canopies) 9f which the Demised Premises form part;

         "THE COMMON PARTS"

                           means service roads, loading bays, circulation areas, car parks and accesses thereto, fire escapes of or appertaining to the Building and any areas thereof not intended for demise by lease to a lessee (other than the mall);

         "THE CAR PARK"

                           means the area hatched green on the Plan;

         "THE CAR PARKING SPACES"

                           means 36 car parking spaces within the Car Park as the Landlord may from time to time designate;

         "CONDUCTING MEDIA"

                           means gutters, pipes, wires, cables, sewers, ducts, drains, mains, channels, conduits, flues and any other medium for the transmission of Supplies;

         "THE DEMISED PREMISES"

                           means the premises (and each and every part of them) described in PART I of the First SCHEDULE;

         "THE DEVELOPMENT"

                           means the Shopping Centre being the land and any buildings, erections or other facilities thereon or on parts thereof of which the Building forms part as the same is shown edged blue on the Plan;

         "THE INSURED RISKS"

                           means such of the risks of fire (including lightning), explosion, storm, tempest, flood, burst pipes, impact and (in peacetime) aircraft and any articles dropped from aircraft, riot, civil commotion and malicious damage for which cover at the time the insurance is effected is generally available on normal commercial terms, and such other risks against which the Landlord from time to time reasonably insures;

         "THIS LEASE"

                           means this deed (whether it be a lease or an underlease) and any licence, deed or other document supplemental to it;

         "THE NEARBY PREMISES"

                           means the Development (but excluding that part thereof comprising the Demised Premises) with all land adjoining and neighbouring the Development and any building now or hereafter erected thereon or on some part thereof and any part or parts thereof including any premises erected above the Demised Premises;

         "PERMITTED PART"

                           means either:

                           (a) that part of the Demised Premises comprising the first floor of the Building together with the right to use twelve Car Parking Spaces; or

                           (b) that part of the Demised Premises comprising the second floor of the Building together with the right to use twelve Car Parking Spaces; or


                           (c) that part of the Demised Premises comprising the third floor of the Building together with the right to use twelve Car Parking Spaces,

                           provided that each such part must be capable of separate occupation and having all necessary means of escape and facilities including (without limitation) access for servicing and necessary toilet sanitary and staff facilities and which complies with current statutory requirements including (without limitation) fire and building regulations;

         "THE PLAN"

                           means the plan or plans annexed to this Lease;

         "THE SERVICE CHARGE"

                           means a sum representing a fair reasonable and proper proportion of the costs (including provision towards the estimated cost of the future renewal or replacement at the appropriate time of the Landlord's plant and machinery) incurred by the Landlord in providing the Services;

         "THE SERVICES"

                           means the works, services, facilities and charges listed in PART III of the Second SCHEDULE;

         "SUPPLIES"

                           means water, steam, gas, air, soil, electricity, telephone, heating, telecommunications, data communications and other like supplies;

         "THE TERM"

                           means the term of years granted by this Lease (including where applicable any extension of such term under any Act or otherwise);

         "THE TERMINATION DATE"

                           means the expiration date of the Term (however arising);

         "VAT"

                           means value added tax or any similar tax from time to time replacing it or performing a similar fiscal function;

         "VAT SUPPLY"

                           has the meaning which "SUPPLY" has for the purpose of the Value Added Tax Act 1994.

2.       INTERPRETATION

         In this Lease:

2.1           The clause headings shall not affect its construction.

2.2 Words respectively denoting the singular include the plural and vice versa and one gender include each and all genders.

2.3 Obligations owed by or to more than one person are owed by or to them jointly and severally.

2.4 "THE LANDLORD" includes the person entitled to the reversion expectant on this Lease; and "THE TENANT" includes the successors in title and persons deriving title under the original Tenant, and "THE LANDLORD'S SURVEYOR" may be an employee of the Landlord or of an associated company of the Landlord.

2.5 An obligation not to do or omit to do something includes an obligation not to suffer or permit the doing or omission (as appropriate) of that thing.

2.6 A reference to an act or omission of the Tenant includes reference to an act or omission of any person having the Tenant's express or implied authority.

2.7 Any sums payable by reference to a year or any other period shall be payable proportionately for any fraction of a year or other period (as appropriate). Apportionments of rents will be computed using the method set out at paragraphs K2.6.4-K2.6.6 of the Law Society's Conveyancing Handbook 2001. If apportionment on that basis is impossible, the method set out in paragraph K.2.6.8 of the above Handbook will be used.

2.8           The Tenant shall, if and as required in writing by the Landlord:


2.8.1 pay all rents reserved by this Lease by electronic transfer using Bankers Automated Credit System (or similar system from time to time available); or

2.8.2 pay the rent first reserved by this Lease, and any VAT on that rent, by bankers' standing order, in either case to such bank account in the United Kingdom as is notified in writing by the Landlord to the Tenant. Otherwise, all sums payable by the Tenant under this Lease must be paid in sterling through (or by cheque drawn on) a clearing bank in the United Kingdom.

2.9 Reference to a fair proportion of a sum is reference to such fair and reasonable proportion of that sum as determined by the Landlord's surveyor (whose decision except in case of manifest error will be binding on the parties).

2.10 Rights of entry reserved to the Landlord (whether under CLAUSE 4 or under PART III of the First SCHEDULE) may also be exercised by those authorised by the Landlord (and with plant and equipment where appropriate) but entry shall (save in emergency or in case of default by the Tenant) only be exercised pursuant to 24 hours' prior notice; and as little inconvenience and disturbance as reasonably practicable shall be caused; and all damage caused to the Demised Premises shall be made good.

3.       DEMISE, TERM AND RENT

3.1 The Landlord demises to the Tenant the Demised Premises TOGETHER with the rights specified in PART II of the First SCHEDULE EXCEPT AND RESERVING to the Landlord and those authorised by it the rights specified in PART III of the First SCHEDULE TO HOLD for a term of five years commencing on the 29th day of September Two thousand and one and expiring on the 28th day of September Two thousand and six.

3.2 The Tenant shall pay the following sums, which are reserved as rent:

3.2.1 FIRSTLY, during the Term, yearly, the rent of four hundred and fifty thousand pounds (L450,000). Such rent shall be payable by equal quarterly payments in advance on the usual quarter days in every year without any deduction or set off. The first payment shall be for the period commencing on (and to be paid on) the 290, day of September Two thousand and one and ending on the day prior to the quarter day next following that date;

3.2.2 SECONDLY, the sums paid by the Landlord in insuring the Building under sub-CLAUSE 5.2.1 and the sums paid for insuring five years' rents firstly and thirdly reserved by this Lease. Such rent shall be payable on demand;

3.2.3 THIRDLY, from 1 May 2002 the sums due under CLAUSE 4.3, payable as specified in PART I of the Second SCHEDULE;

3.2.4             FOURTHLY, any sums due under CLAUSE 4.22;

3.2.5 FIFTHLY, the sums due under CLAUSE 4.23 (so far as they relate to the rents above reserved).

4.       TENANT'S COVENANTS

         THE Tenant COVENANTS with the Landlord at all times during the Term:

4.1           TO PAY RENTS

              To pay the rents reserved by this Lease immediately they become due without deduction or set off.

4.2           TO PAY OUTGOINGS

              To pay all rates, taxes, duties, charges, assessments, impositions and outgoings ("LEVIES") whatsoever whether parliamentary, local or otherwise charged upon the Demised Premises or upon their owner or occupier; and all fair proportions of any levies (except income tax on the rents reserved properly payable by the Landlord and any levy occasioned by any dealing with the reversion immediately expectant on this Lease).

4.3           SERVICE CHARGE

              To pay the Service Charge, in accordance with PART I of the Second SCHEDULE.

4.4           COMPLY WITH ACTS

4.4.1 To execute all works and provide and maintain all arrangements required (whether of the lessor or the lessee) under any Act on or in respect of the Demised Premises or their use.

4.4.2 Not to do or omit in or about the Demised Premises anything which may cause the Landlord to become liable to pay any penalty, damages, compensation, costs or charges.

4.5           REPAIR

4.5.1 To keep the Demised Premises including without limitation all plant and machinery in it other than plant and machinery, if any, expressly excluded from this demise in good and substantial repair and good working order.

4.5.2 To replace by new articles of similar kind and quality any fixtures, fittings, plant, or equipment (other than Tenant's or trade fixtures and fittings) upon the Demised Premises where such items are beyond economic repair.

4.5.3 Damage by any of the Insured Risks is excepted from the Tenant's obligation under sub CLAUSES 4.5.1 and 4.5.2 save to the extent that payment of the whole or part of the insurance moneys is refused in consequence of some act or default of or suffered by the Tenant.

4.5.4 To clean the interior of all glass in the doors and windows of the Demised Premises at least once in every month and to keep in good repair and clean all pipes, wires, gullies and drains (if any) exclusively serving the Demised Premises and not to do or permit or suffer to be done anything whereby any other pipes, wires, gullies and drains become obstructed.

4.5.5 At the Termination Date to yield up the Demised Premises (having removed (unless requested not to do so) by the Landlord all Tenant's or trade fixtures and any partitions installed by the Tenant, reinstated any partitions or other fixtures shown on the Plan but removed by the Tenant during the Term, and made good all damage caused in such removal and reinstatement) in the state of repair and working order above referred to.

4.5.6 Promptly to notify the Landlord of any defect in the Demised Premises or defect or want of repair in the Building capable of giving rise to a duty under any Act or under this Lease on the Landlord.

4.6           DECORATION

              Prior to the Termination Date and following removal of all Tenant's trade fixtures and any partitions set out in CLAUSE 4.5.5 above appropriately to decorate the Demised Premises (unless requested not to do so by the Landlord) in a proper and workmanlike manner, to the reasonable satisfaction of the Landlord, and in the case of works carried out in the year immediately before the Termination Date, to the approval of the Landlord as to colour and appearance.

4.7           TO PERMIT THE LANDLORD TO REPAIR IN DEFAULT

              To permit the Landlord upon 48 hours notice (save in cases of emergency) to enter and view the condition of the Demised Premises. If the Landlord serves on the Tenant or leaves on the Demised Premises notice in writing requiring that any repairs or other works or matters for which the Tenant is liable be undertaken, and the Tenant does not within three months following such notice (or sooner if requisite) fully comply with its requirements, the Landlord may enter the Demised Premises and do everything necessary to comply with such notice. All costs incurred by the Landlord in so doing shall be repaid by the Tenant as a debt on demand. Any such entry is without prejudice to the Landlord's rights under CLAUSE 6.1.

4.8           ALTERATIONS

4.8.1 Not to make any structural or external alteration or addition in or to the Demised Premises or cut into any structural part of the Building.

4.8.2 Not otherwise to alter the Demised Premises without the prior written approval of and in accordance with drawings and specifications approved by the Landlord (such approvals not to be unreasonably withheld or delayed). No approvals shall be required for (but written notice shall be given to the Landlord of) the installation and removal of demountable partitioning.

4.8.3 If a breach of sub-CLAUSE 4.8.1 or 4.8.2 occurs the Landlord may (without obligation) at the Tenant's expense remove or fill up (as the case may be) any unauthorised buildings, structures, alterations or additions.

4.8.4 The terms of any approval may require the Tenant to covenant in such form as the Landlord shall require in regard to the execution of any works to the Demised Premises and their reinstatement at the Termination Date.

4.9           SIGNS AND ADVERTISEMENTS

              Not to display on or from the Demised Premises so as to be visible from the outside any sign, advertisement, lettering or notice of any kind except as previously approved by the Landlord.

4.10          OVERLOADING

              Not to exceed the designed floor loading of the Building.

4.11          USER

              Not to use the Demised Premises otherwise than as offices falling within use class B 1 of the Town and Country Planning (Use Classes) Order 1987 and as ancillary thereto for the purpose of the holding of training courses and other organised events directly linked to the Tenant's business and/or such other uses as the Landlord may first approve in writing (such approval not to be unreasonably withheld) provided that no services should be provided principally to visiting members of the general public.

4.12          RESTRICTIONS ON USER

              Not to:

4.12.1 use the address of the Demised Premises (whether for advertising purposes or otherwise) in a manner which the Landlord considers detrimental to the reputation of the Building;

4.12.2 allow or require incoming post to be addressed other than to the correct personal or business name of the Tenant;

4.12.3 install any window box or receptacle for flowers outside the Demised Premises;

4.12.4 cook or heat food on the Demised Premises other than by microwaving pre-cooked food;

4.12.5 do anything which may invalidate any insurance or render any additional premium payable for the insurance of the Demised Premises or the Building against any Insured Risk;

4.12.6 use the Demised Premises as a dwelling place or for sleeping, as a betting office or in connection with gaming or for the sale of intoxicants for consumption on or off the premises, for public entertainment, or for any sale by auction; or

4.12.7 cause in the reasonable opinion of the Landlord any nuisance, damage or disturbance to the Landlord or the occupiers of the Building or nearby premises.

4.13          ALIENATION

4.13.1            In this sub-clause:

         "PERMISSIBLE UNDERLEASE"

                           means an underlease created by deed, not created on payment of a fine or premium, and containing the Stipulated Covenants; and a reservation of and an underlessee's covenant to pay a rent not less than the full market rent (obtainable without taking a fine or premium) for the Demised Premises or the Permitted Part as the case may be; and provisions for change of use, alienation and recovery of insurance premium and service charge corresponding with those in this Lease.

         "PERMISSIBLE UNDERLESSEE"

                           means a person who has executed a deed giving the Stipulated Covenants directly to the Landlord;

         "STIPULATED COVENANTS"

                           means the Tenant's covenants and conditions in this Lease (except the Tenant's covenant to pay the rents reserved by this Lease).

4.13.2 Not to assign, share, part with the possession or occupation of, charge or except as hereinafter expressly permitted underlet any part of the Demised Premises.

4.13.3 Not to underlet the whole of the Demised Premises or a Permitted Part except to a Permissible Underlessee by a Permissible Underlease.

4.13.4 Not to part with, or share the possession or occupation of the Demised Premises except by virtue of an assignment or underlease authorised under this CLAUSE 4.13 provided that the Tenant may share occupation of the Demised Premises with any member of the group of companies of which the Tenant form part as defined by Section 42 of the Landlord and Tenant Act 1954 provided that no relationship of landlord and tenant is thereby created.

4.13.5 Not without the prior consent in writing of the Landlord (such consent not to be unreasonably withheld or delayed subject in the case of an assignment to sub-CLAUSES 4.13.6-4.13.9):

                  (a)      to assign the whole of the Demised Premises; or

                  (b) to underlet (including in any derivative manner) the whole of the Demised Premises or a Permitted Part by a Permissible Underlease to a Permissible Underlessee; or

                  (c) to charge or mortgage in any way the whole of the Demised Premises.

4.13.6 A refusal of consent to assign will be reasonable if on the ground (whether or not with other grounds) that in the reasonable opinion of the Landlord the proposed assignee is unlikely to be able to meet its obligations under this Lease having regard to all relevant circumstances.

4.13.7 Sub-CLAUSE 4.13.6 shall be without prejudice to the right of the Landlord to refuse consent on any other ground or grounds where such refusal would be reasonable.

4.13.8 It will be reasonable for any consent to assign to be subject to a condition that the assigning Tenant execute as a deed and in a form reasonably required by the Landlord and deliver to the Landlord prior to the assignment in question an authorised guarantee agreement (as defined in and for the purposes of section 16 of the Landlord and Tenant (Covenants) Act 1995).

4.13.9 Sub-CLAUSE 4.13.8 shall be without prejudice to the right of the Landlord to impose further conditions upon a grant of consent where such imposition would be reasonable.

4.13.10 Not to underlet a Permitted Part except by a Permitted Underlease excluded by court order from the provisions of Sections 24-28 (inclusive) of the Landlord and Tenant Act 1954 to a Permitted Underlessee.

4.13.11 Not to waive any breach by any underlessee of any of the Stipulated Covenants, but on any such breach to enforce the Stipulated Covenants by re-entry or otherwise.

4.14          REGISTRATION

              To produce two certified. copies of every document evidencing any transmission of any interest (however remote) in the Demised Premises to the Landlord's Solicitors for registration within one month after the date of such document, and to pay to the Landlord's Solicitors a fee of twenty five pounds (L25) plus VAT for each such registration together with any fee payable to any Superior Landlord.

4.15          TO PERMIT VIEWING

              To permit persons with written authority from the Landlord or its agent at reasonable times and upon reasonable prior written notice in the day to view the Demised Premises.

4.16          TO INFORM THE LANDLORD OF NOTICES

              To give immediate notice to the Landlord of any notice or claim affecting the Demised Premises.

4.17          REIMBURSE FEES INCURRED BY LANDLORD

              To reimburse the Landlord on written demand all reasonable expenditure properly incurred in connection with:

4.17.1 any breach of any Tenant's covenant in this Lease, including the preparation and service of a notice under section 146 of the Law of Property Act 1925; and

4.17.2 the preparation and service of a Schedule of Dilapidations served during the Term or within six months after the Termination Date PROVIDED THAT the Landlord will use all reasonable endeavours to produce an initial draft schedule to the Tenant six months prior to the Termination Date.

4.18          THE PLANNING ACTS

4.18.1            In this sub-clause:

         "PLANNING ACTS"

                           means every Act for the time being in force relating to the use, development and occupation of land and buildings;

         "PLANNING PERMISSION"

                           means any permission, consent or approval given under the Planning Acts.

4.18.2 To comply with the requirements of the Planning Acts and of all Planning Permissions relating to or affecting the Demised Premises or anything done or to be done on them.

4.18.3 Not to apply for or implement any Planning Permission without (in each case) the prior written consent of the Landlord.

4.19          ENCROACHMENT AND EASEMENTS

              Not to obstruct any windows belonging to the Demised Premises or the Building nor to permit any encroachment or easement to be made or threatened against the Demised Premises.

4.20          INDEMNITY

              To indemnify and keep indemnified the Landlord from and against legal liability in respect of all damage actions proceedings suits claims demands costs damages liability and expenses in respect of any injury to or the death of any person or damage to any property movable or immovable by reason of or arising in any way directly or indirectly out of the repair state of repair condition existence of any alteration by the Tenant to or the unauthorised user of the Demised Premises by the Tenant and from all proceedings costs claims demands of whatsoever nature in respect of any such liability or alleged liability.

4.21          TO PAY CHARGES

              To pay the reasonable charges (including Counsel's Solicitor's and Surveyor's charges) and disbursements incurred by the Landlord in connection with any application by the Tenant for consent under any provision of this Lease where such application is withdrawn or consent is granted or lawfully refused.

4.22          INTEREST ON OVERDUE PAYMENTS

              To pay to the Landlord interest on all sums payable under this Lease not paid within 21 days following the due date (or if no date is specified from the date of demand) at the rate of four pounds per cent per annum above Lloyds TSB Bank plc base lending rate for the time being in force from the due date (or if no date is specified from the date of demand) until payment.

4.23          VAT

              To pay:

4.23.1 VAT on any consideration in respect of a VAT Supply to the Tenant by the Landlord subject to the production of a valid VAT invoice being provided to the Tenant;

4.23.2 a fair proportion of the VAT charged in respect of any VAT Supply to the Landlord in respect of the Demised Premises or the Building where such VAT is not recovered by the Landlord from HM Customs & Excise; and

4.23.3 to indemnify the Landlord against all VAT which the Landlord has to repay to HM Customs & Excise (including any under the capital goods scheme) and against all VAT which is irrecoverable by the Landlord (together in each case with interest penalties and costs) due to the disapplication of any election to waive exemption to tax made by the Landlord arising in any way from the use of the Demised Premises for an exempt purpose.

4.24          MANAGEMENT

4.24.1 Not to obstruct, deposit goods or rubbish upon, cause any nuisance or disturbance on, or endanger any person or vehicle using any of the Common Parts.

4.24.2 To comply with reasonable regulations notified by the Landlord to the Tenant as to the use of the Common Parts.

4.25          SUPERIOR INTERESTS

              To comply with all covenants affecting the freehold interest in the Demised Premises but so far only as the same are subsisting and capable of taking effect and affect the Demised Premises.

5.       LANDLORD'S COVENANTS

         THE Landlord COVENANTS with the Tenant as follows:

5.1           QUIET ENJOYMENT

              That so long as the Tenant pays the rents reserved by and complies with the Tenant's covenants and conditions in this Lease, the Tenant shall peaceably hold and enjoy the Demised Premises during the Term without any lawful interruption by the Landlord or any person rightfully claiming under or in trust for it.

5.2           TO INSURE

5.2.1 To maintain in a well established insurance office insurance of the Building against the Insured Risks in their full reinstatement value (including all professional fees and incidental expenses) and five years' rents firstly and thirdly reserved by this Lease subject to such excesses, limitations and exclusions as the insurers may impose and otherwise on the usual terms of such insurance office.

5.2.2 When lawful so to do, to expend all moneys received (other than in respect of loss of rent) from such insurance towards reinstating so far as practicable the Building following destruction or damage by an Insured Risk.

5.2.3 The Landlord shall on the written request of the Tenant (made not more frequently than half yearly) supply the Tenant with copies of the relevant extracts of the policy or policies of insurance and confirmation of payment of the then current premium.

5.3           TO PROVIDE SERVICES

              To supply the Services in accordance with Part II of the Second SCHEDULE.

6.       AGREEMENTS

         IT IS AGREED that:

6.1           RE-ENTRY

6.1.1 If any event specified in sub-CLAUSE 6.1.2 occurs the Landlord may at any time afterwards re-enter the Demised Premises or any part of them in the name of the whole and this Lease will then immediately determine. In sub-CLAUSE 6.1.2 reference to the "1986 ACT" means the Insolvency Act 1986.

6.1.2             The events referred to in sub-CLAUSE 6.1.1 are as follows:

                  (a) any rent reserved remaining unpaid for 21 days after becoming due and payable and in the case of the rent first reserved this means whether formally demanded or not; -

                  (b) the Tenant failing to comply with any material obligation which it has undertaken or any condition to which it is bound under this Lease;

                  (c) the Tenant (if a company) entering into liquidation or passing a resolution for winding-up or being unable to pay its debts within the meaning of sections 122 and 123 of the 1986 Act or summoning a meeting of its creditors or any of them under Part I of the 1986 Act or allowing a petition for an Administration Order in respect of it to be filed in court or. a receiver or an administrative receiver for it being appointed;

                  (d) the Tenant an a receiving order made against him or (if individual) having becoming bankrupt or entering into a composition with his creditors or being unable to pay or having no reasonable prospect of being able to pay his debts within the meaning of sections 267 and 268 of the 1986 Act or an interim order `being made against him under Part VIII of the 1986 Act.

6.1.3             Neither the existence of the Landlord's right under sub-CLAUSE
                  6.1.1 above nor the consequences of any exercise of that right are to affect any other right or remedy available to the Landlord.

6.2           CESSER OF RENT

              If the Demised Premises are destroyed or damaged by any Insured Risk so as to be unfit for occupation and use and the insurance effected by the Landlord has not been vitiated or payment of the policy moneys refused in whole or in part because of any act or default of or suffered by the Tenant, then the rents first and third reserved, or a fair proportion of those rents according to the nature and extent of the damage, shall cease to be payable until the Demised Premises shall again be fit for occupation and use.

6.3           NO EASEMENTS

              The Tenant shall not be entitled to any rights whether of light and air or otherwise (save as expressly granted by this Lease) which would restrict the free user for building or otherwise of the Building or any adjoining or neighbouring premises. Section 62 of the Law of Property Act 1925 will not apply to this Lease.

6.4           SERVICE OF NOTICES

              In addition to any other prescribed mode of service any notices shall be validly served if served in accordance with section 196 of the Law of Property Act 1925 as amended by the Recorded Delivery Service Act 1962 or, in the case of the Tenant, if left addressed to it on the Demised Premises or sent to it by post or left at the last known address of it or any of them in Great Britain.

6.5           CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

              Unless expressly stated nothing in this Lease will create any rights in favour of any person pursuant to the Contracts (Rights of Third Parties) Act 1999.

7.       JURISDICTION

7.1 The High Court of Justice in England shall have jurisdiction to enter any action or proceeding whatsoever in respect of this Lease or any of the provisions of it or any matter or thing arising thereunder or hereunder or by virtue of or in consequence of this Lease.

7.2 Except where otherwise provided if any dispute shall arise between the parties hereto with respect to the construction or effect of this Lease or any clause or thing contained in this Lease or the rights, liabilities or duties of the parties under or by virtue of or arising out of or in consequence of this Lease or any rights liabilities or duties or otherwise in connection with the Demised Premises or any proceedings instituted or prosecuted or maintained it shall be determined by the English courts according to the laws of England.

IN WITNESS the parties have executed this Lease as a deed the day and year first before written.

                               THE FIRST SCHEDULE

                                     PART I

                         Description of Demised Premises

1. ALL THAT Basement, Ground, First, Second and Third Floors, together with plant rooms situate above the Third Floor comprising the Building known as The Broadwalk shown edged red on the Plan, Ealing Broadway Centre, Ealing Broadway, London W5.

2.       There is included in this demise:

2.1 all additions alterations and improvements to the Demised Premises made at any time;

2.2 all Landlord's fixtures and fittings and plant equipment and machinery (except the window cleaning cradle) within and exclusively serving the Demised Premises;

2.3 the window panes (but excluding the whole of the window frames equipment and fitments forming the windows to the exterior of the Demised Premises) and the doors door frames equipment and fitments of the Demised Premises (excluding the revolving door giving access to the Demised Premises);

2.4 the internal plaster and other surfaces of load bearing walls and columns within the Demised Premises and of walls dividing the Demised Premises from adjoining property;

2.5           the whole of all non-load bearing walls within the Demised
              Premises;

2.6 the flooring raised floors and floor screeds down to the joints or other structural parts supporting the flooring of the Demised Premises;

2.7 the plaster or other surfaces of the ceilings and the whole of any false ceilings within the Demised Premises and the voids between the ceiling and any false ceilings; and

2.8           all conduits within and exclusively serving the demised premises,

3.       There is excluded from this demise:

3.1 the structural the load-bearing framework joists and external walls of the Building, parts

3.2           the roof of the Building

3.3           the canopy.

                                     PART II

                          Easements and Rights Granted

1.       The right:

1.1 to use for the purpose of access to and egress from the Demised Premises with or without articulated vehicles not exceeding 13 metres in length 2.5 metres in width 4.5 metres in height and rigid vehicles not exceeding 11 metres in length 2.5 metres in width and 4.5 metres in height the service roads shown by green lines on the Plan;

1.2 to use for the purpose of loading and unloading goods such one of the bays as is convenient for the access to the lifts such right to be exercisable only during the course of such loading and unloading and during such period only the right to park vehicles in the said bay and also the right on foot only to trolley goods from and to the said bay to and from the lifts;

1.3 to use with motor vehicles not exceeding in height 2 metres and in weight' (laden) 2.5 metric tonnes the car park ramps of the Adjoining Building leading to and from Windsor Road and to and from the Grove and the circulation areas of the Development shown by red lines on the Plan for the purpose of obtaining access to and egress from the Car Park together with a right to use the circulation area within the Car Park for obtaining access to and egress from the Car Parking Spaces

         Reserving to the Landlord and the owners from time to time of the Adjoining Building full and free right and liberty at its or their expense to alter divert or stop up the said service roads car park ramps circulation areas or bays subject however to suitable alternative equally convenient provisions being made by the Landlord or the owner of the Adjoining Building (as the case may be) and the right to restrict the hours of entry to the areas over which rights are hereby granted (in which case the Tenant shall be provided with -a key or such other facility for obtaining entry outside such restricted hours as may be appropriate).

         Subject always to compliance with and observance by the Tenant its servants agents underlessees licensees Invitees and visitors of the following conditions:

1.4 Not to use or cause or permit or suffer to be used the areas over which rights are hereby granted except for the purposes aforesaid;

1.5 Not to damage or permit or suffer to be damaged the said areas nor to deposit goods or litter or store refuse thereon nor obstruct or impede the use by others of the said areas;

1.6 Not to park or permit vehicles to be parked on the said areas over which rights are granted (save as herein expressly granted);

1.7 Not to commit or cause any disturbance or nuisance in or upon the said areas over which rights are hereby granted;

1.8 To observe and perform all reasonable regulations and stipulations made by the Landlord or the owners of the Adjoining Building concerning the use of the said areas;

1.9 In the event of the Tenant its servants agents underlessees licensees invitees and visitors being permitted to use the said areas outside any restricted hours to take all reasonable security precautions and to resecure the areas as soon as practicable and to ensure that any facilities or service utilised during the period of such entry are switched off and/or made safe and to indemnify the Landlord and the owners of the Adjoining Building against all damage and claims arising out of such use.

2. The right of way on foot only over the area coloured yellow on the Plan for the purpose of servicing the Demised Premises.

3. The right of way on foot only over the area coloured purple on the Plan so far as is necessary for access to and egress from the Demised Premises.

4. The right to subjacent support for the Demised Premises from the remainder of the Building.

5. The free and uninterrupted passage and running of water steam air soil gas electricity telephone and other services or supplies from and to the Demised Premises through the existing gutters pipes wires cables sewers drains mains channels conduits ducts and flues in upon over or under the Development as at present enjoyed by the Demised Premises subject to the right of the Landlord or the owners of the Adjoining Building to alter amend reconstruct or vary the course of such gutters pipes wires cables sewers drains mains channels conduits ducts and flues causing as little inconvenience as possible and making good all damage to the Demised Premises.

6. The right in so far as the Landlord can grant the same in case of emergency (and drill) only to use or pass along such means of escape across fire escapes (if any) provided in or enjoyed by the Building.

7. The exclusive right to park not more than one private motor vehicle in each of the Car Parking Spaces from Mondays to Fridays only and on Saturdays and Sundays and public holidays such right to be in common with others authorised by the Landlord.

                                    PART III

                          Easements and Rights Reserved

1.       SUPPORT

         The right to subjacent and lateral support for the remainder of the Building from the Demised Premises.

2.       RUNNING OF SERVICES

         The free passage of Supplies from and to the remainder of the Building through Conducting

         Media at any time within the Demised Premises.

3.       ENTRY IN RESPECT OF SERVICES ETC.

         The right to install, clean, maintain, alter, make connections to, replace or repair any Conducting Media within the Demised Premises but serving the Building and the right to enter the Demised Premises for those purposes.

4.       ENTRY FOR MANAGEMENT PURPOSES

         The right to enter on the Demised Premises to inspect, repair, alter, decorate or execute any other works upon the Building, or to carry out any Services or for any other reasonable management purpose.

5.       ESCAPE

5.1 The right of way in case of emergency (and drill) only to use or pass along the means of escape at ground floor level shown hatched brown on the Plan for the Tenant from time to time of 55 Broadway.

5.2 The right of emergency escape over any parts of the Demised Premises as are designated for such purpose.

6.       SCAFFOLDING

         The right to attach scaffolding to or place it on the Demised Premises in the exercise of any rights reserved in this Part III of the First SCHEDULE.

7.       SUPERIOR INTERESTS

         All exceptions and reservations out of any lease to which this Lease is inferior, or out of the freehold interest in the Demised Premises.

8.       COMMON PARTS: REDEVELOPMENT

8.1 The right, in emergency or when works are being carried out to them on giving 48 hours prior written notice (except in cases of emergency), to close off or divert any of the Common Parts.

8.2 The right to stop up or divert any Conducting Media or other Common Parts subject to a reasonable alternative being made available.

8.3 The right to build upon, alter, add to or redevelop the Building or any adjoining or neighbouring premises as the Landlord considers fit, whether or not the access of light and air to the Demised Premises is interfered with.

                               THE SECOND SCHEDULE

                          Services and Service Charges

                                     PART I

                            Administrative Provisions

1. The accounting period shall be the year or other period ending on each Thirty first day of March or otherwise as reasonably stipulated by the Landlord in writing.

2. As soon as practicable after the end of each accounting period the Landlord will supply the Tenant with a statement (which save for any manifest error shall be binding on the parties)' of the expenditure incurred by the Landlord in respect of the Services, and of the Service Charge payable for, that accounting period.

3. Pending the ascertainment of the Service Charge for each accounting period the Tenant shall pay, by equal quarterly payments on the four usual quarter days, such provisional sum by way of Service Charge as the Landlord shall reasonably require.

4. When the actual Service Charge for each accounting period has been ascertained any surplus Service Charge due from or paid by the Tenant shall be added to or subtracted from (as the case may be) the next payment or payments to be made by the Tenant under PARAGRAPH 3, except that an amount owing at the Termination Date shall be paid or repaid as the case may be.

5. The occurrence of the Termination Date shall not prejudice the Tenant's obligation to pay or the Landlord's entitlement to recover Service Charge or insurance premiums upon demand made after the Termination Date where these have not been quantified prior to the Termination Date but relating to Service Charge or insurance premiums for the period up to the Termination Date.

6. Upon prior appointment the Landlord will permit the. Tenant to attend at its offices to inspect receipts and vouchers relating to the Service Charge.

                                     PART II

                             Landlord's Obligations

In accordance with the principles of good estate management the Landlord will supply the Services in efficient and economical manner. The Landlord:

1. may employ agents, contractors or others as from time to time it thinks fit; and

2. shall not be responsible for any temporary delay or stoppage in the supply of the Services due to any circumstances outside the Landlord's control, but shall take all reasonable steps to restore the supply as soon as practicable.

                                    PART III

                                    Services

1. Maintaining running repairing (and where beyond economic repair renewing rebuilding replacing) cleansing draining emptying lighting (including the renewal and replacement of bulbs tubes and light fittings) and repainting as often as may be reasonably necessary all Common Parts all main walls party walls and the foundations roof exterior (including the canopy) and structure of the Building and all pipes wires ducts drains sewers conduits and any other easements services or things (if any) the use of which is common to the Building and the nearby premises which are used in common by the occupiers of the Building.

2. Erecting maintaining repairing renewing and replacing signboards notices or other attachments upon the exterior of the Building the Common Parts or the nearby premises.

3. Any costs which may be made by the Local Authority on the Building as a whole (e.g. special collection of refuse).

4.       Rates and any other similar charges (if any) charged on the Common
         Parts.

5. Water sewerage and environmental charges levied upon the Building or the nearby premises including any further charges that the relevant authorities may from time to time impose but not where such supply or charges just relate to a lettable part or parts of the Building or the nearby premises.

6.       Refuse collection if charged to or undertaken by the Landlord.

7. Employing (if the Landlord shall consider necessary) supervisory staff security staff porters etc. employed for the use of the Common Parts or the nearby premises including remuneration statutory contributions and any reasonably :associated costs and overheads.

8. Inspecting maintaining repairing operating and running the barrier system regulating access to the Car Park equipment for the control or monitoring of lighting in the Common Parts and any other equipment (hereinafter referred to as "the machinery") used in providing Services.

9. An amount (to be revised annually by the Landlord at its discretion) towards the estimated cost of replacing and renewing the machinery at the appropriate times together with any balancing amount needed if in the year the expenditure is made the accumulated amounts are less than the actual expenditure.

10. Periodical repaintings and cleansings of the exterior of the Building exterior of the windows (the cleansing of which shall take place at least once every three months) and window frames (where necessary for the purposes of the Landlord's repairing obligations under this Lease) including the maintenance repair and testing of the window cleaning cradle equipment.

11. Maintenance contracts for the machinery in connection with the Services such contracts being at a proper cost.

12. The provision repair maintenance renewal or replacement of all appropriate security arrangements systems and equipment in respect of the Common Parts, the external areas of the Building and the nearby premises.

13. Provision repair maintenance renewal or replacement and service agreements for fire protection fire fighting fire warning and fire escape arrangements and equipment in respect of the Common Parts and nearby premises including the cost of compliance with or appeal against any relevant legislation regulation condition or requirement.

14. Property Owners Indemnity Insurance in respect of the Building and the nearby premises generally.

15. Painting repainting cleaning and redecorating and landscaping the Common Parts.

16. The control of rodents birds pests insects or animals frequenting or resorting to the external areas of the Building or the nearby premises.

17. The execution of all works, and the provision and maintenance of all installations equipment plant machinery and arrangements which by or under any Act of Parliament nor or hereafter passed or by any Government Department Local Authority or Public Authority or duly authorised officer or Court of competent jurisdiction acting under or in pursuance of any enactment are or may be directed to be executed provided or maintained at the Building.

18. All sums incurred by or chargeable to the Landlord in connection with repairing maintaining reconstructing cleansing ventilating lighting draining insuring and managing (including rates and other charges imposed by statute) the service roads car park ramps and circulation areas of the Adjoining Building together with all sums incurred in enforcing the obligations owed to the Landlord by the freeholder and headlessees of the Adjoining Building in connection with the repair maintenance and other matters relating- to parts of the Adjoining Building.

19. Management charges meaning either (a) the reasonable fees and expenses charged by the Landlord's agents or (b) if the work is carried out by the Landlord's own staff then an allowance up to a maximum of 10 per cent having regard to the extent of the work involved in or about the management of the Building and the nearby premises generally including any audit fee in connection therewith.

20. The reasonable cost of such (if any) further services as may be provided at any time during the term by the Landlord acting in accordance with the principles of good estate management for maintaining and securing the facilities and amenities of the Building generally.

EXECUTED as a DEED by                   )
EALING BROADWAY (NO. 1) LIMITED         )
acting by:-                             )    (Illegible Signature)

                                        Director/Authorised Signatory

                                        Director/Secretary

EXECUTED as a DEED by                   )
EALING BROADWAY (NO.2) LIMITED          )
acting by:-                             )    (Illegible Signature)

                                        Director/Authorised Signatory

                                        Director/Secretary